Exhibit 10.4

STOCKHOLDERS AGREEMENT

dated as of June 4, 2009

by and

among

AMERICAN INTERNATIONAL GROUP, INC.,

AMERICAN HOME ASSURANCE COMPANY,

and

TRANSATLANTIC HOLDINGS, INC.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1.	Definitions	1
Section 1.2.	Interpretation	4

ARTICLE II

VOTING AGREEMENTS

Section 2.1.	Voting Agreements	4
Section 2.2.	Termination of Article II	5

ARTICLE III

STANDSTILL

Section 3.1.	Acquisition of Common Stock	5
Section 3.2.	Certain Restrictions	6
Section 3.3.	Termination of Article III	7

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1.	General Transfer Restrictions	7
Section 4.2.	Restrictions on Transfer	7
Section 4.3.	Securities Act	8

ARTICLE V

COVENANTS AND OTHER MATTERS

Section 5.1.	Other Agreements	8
Section 5.2.	Actions Requiring Consent	8
Section 5.3.	Indemnification	9
Section 5.4.	Information Rights	9

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1.	Representations and Warranties of AIG and AHAC	10
Section 6.2.	Representations and Warranties of the Company	10

ARTICLE VII

MISCELLANEOUS AND GENERAL

Section 7.1.	Termination	11

i

Schedule 6.1(c) Consents and Approvals of AIG and AHAC
Schedule 6.2(c) Consents and Approvals of the Company

ii

STOCKHOLDERS AGREEMENT

                    STOCKHOLDERS AGREEMENT, dated as of June 4, 2009 (this “Agreement”), by and between TRANSATLANTIC HOLDINGS, INC., a Delaware corporation (the “Company”), AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (“AIG”), and AMERICAN HOME ASSURANCE COMPANY, a New York domiciled insurance company (“AHAC”, and together with AIG, “Stockholder”).

RECITALS

                    WHEREAS, the Company and Stockholder have entered into a Master Separation Agreement, dated as of May 28, 2009 (the “Separation Agreement”), to effect the orderly separation of Stockholder and the Company;

                    WHEREAS, concurrently with the execution of the Separation Agreement, the Company filed a prospectus supplement to the prospectus contained in Post-Effective Amendment No. 1 to its registration statement on Form S-3 with the SEC for a public offering of all or some of the Shares (as defined below);

                    WHEREAS, as of the date hereof, AIG directly Beneficially Owns 17,073,690 shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) (collectively, the “AIG Shares”);

                    WHEREAS, as of the date hereof, AHAC directly Beneficially Owns 22,018,972 shares of Common Stock (collectively, the “AHAC Shares”, and together with the AIG Shares, the “Shares”);

                    WHEREAS, pursuant to the Separation Agreement, Stockholder and the Company have agreed that if the Shares to be Beneficially Owned by Stockholder immediately following the sale of the Shares agreed to be sold pursuant to the Underwriting Agreement (without giving effect to the Underwriters’ option to purchase additional shares) would constitute at least 10% of the outstanding Common Stock following the Closing, the parties hereto would enter into this Agreement at Closing; and

                    WHEREAS, each of Stockholder and the Company desires, for its mutual benefit and protection, to enter into this Agreement with respect to certain matters relating to the operations and management of the Company, the disposition and voting of the Shares and certain other matters set forth herein.

                    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, each of the Company and Stockholder agrees as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

                       Section 1.1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Separation Agreement. For purposes of this Agreement, the following terms have the meanings set forth below:

                    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, except as expressly provided herein, none of (A)(i) the FRBNY or the U.S. Department of the Treasury or their respective Representatives, (ii) the AIG Credit Facility Trust, (iii) any insurance regulatory authority, (iv) the IRS or any other tax authority or (v) any other Person controlled by any of the foregoing, nor (B) the Company and its Subsidiaries shall be deemed Affiliates of Stockholder.

                    “Agreement” is defined in the Preamble.

                    “AHAC” is defined in the Preamble.

                    “AHAC Shares” is defined in the Recitals.

                    “AIG” is defined in the Preamble.

                    “AIG Indemnified Parties” is defined in Section 5.3(b).

                    “AIG Shares” is defined in the Recitals.

                    “Banks” is defined in Section 4.2(a)(iii).

                    “Beneficial Ownership”, “Beneficial Owner” and “Beneficially Own” refer to ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.

                    “Board” means the board of directors of the Company.

                    “Change of Control” shall mean the occurrence of any of the following events: (i) Stockholder and its Affiliates become the Beneficial Owners of more than 50% of the outstanding Voting Stock; (ii) a merger or consolidation of the Company with or into another Person or the merger or consolidation of another Person into the Company, as a result of which transaction or series of related transactions Stockholder and its Affiliates become the Beneficial Owners of more than 50% of the Voting Stock outstanding immediately after such transaction or transactions; or (iii) the consummation of the sale, transfer, lease or other disposition (but not including a transfer, lease or other disposition by pledge or mortgage to a bona fide Lender) of all or substantially all of the assets of the Company and the Company Subsidiaries to Stockholder or its Affiliates. For the avoidance of doubt, Stockholder’s Beneficial Ownership of more than 50% of the outstanding Voting Stock prior to the date hereof shall not be considered a “Change of Control” for purposes of this definition.

                    “Common Stock” is defined in the Recitals.

                    “Company” is defined in the Preamble.

                    “Company Indemnified Parties” is defined in Section 5.3(a).

                    “Company Transaction Proposal” is defined in Section 3.2(a)(ii)(A).

                    “Director” means any member of the Board.

                    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                    “Fundamental Change” means the occurrence of any of the following: (i) the consummation of any merger, consolidation, share exchange, recapitalization or other business combination transaction (or series of related transactions) as a result of which the Voting Stock immediately prior to such transaction (or series of related transactions) is converted into and/or continues to represent, in the aggregate, less than 50% of the outstanding securities having the right to vote for the election of directors of the Survivor of a Fundamental Change;

                              (ii) any Person or Group, together with any Affiliates thereof, becomes, directly or indirectly, the Beneficial Owner of more than 50% of the outstanding Voting Stock of the Company;

                              (iii) the consummation of the sale, transfer, lease or disposition by the Company or by one or more of its Subsidiaries of all or substantially all of the assets, business or securities of the Company (on a consolidated basis) to any Person or Group (other than the Company or its wholly owned Subsidiaries); or

                              (iv) during any period, the directors of the Company as of the date hereof (or any directors nominated by such directors) cease for any reason to constitute a majority of the Directors of the Board.

                    “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

                    “Independent Director” means any Director who without regard to whether the Company is listed on the NYSE, is or would be an “independent director” with respect to the Company pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual (or any successor provision thereof that is no less stringent than such section as in effect on the date hereof).

                    “Lenders” is defined in Section 4.2(a)(iii).

                    “NYSE” means the New York Stock Exchange, Inc.

                    “Permitted Transferee” means (i) any Affiliate directly or indirectly controlled by Stockholder; or (ii) the FRBNY, the U.S. Department of Treasury or any other Person as directed by the FRBNY or the U.S. Department of Treasury.

                    “Preferred Stock” means the shares of preferred stock, par value $1.00 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

                    “Public Offering” means a public offering of shares of Common Stock pursuant to an effective registration statement (other than on Form S–4, Form S–8 or their equivalent) filed with the SEC pursuant to the Securities Act.

                    “Secured Loan” is defined in Section 4.2(a)(iii).

                    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                    “Separation Agreement” is defined in the Recitals.

                    “Shares” is defined in the Recitals.

                    “Stockholder” is defined in the Preamble.

                    “Survivor of a Fundamental Change” means (a) the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the occurrence of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their shares of Common Stock in the transaction that resulted in such Fundamental Change or (b) the Company (or its successor) in all other circumstances of a Fundamental Change.

                    “Termination Date” is defined in Section 7.1(ii).

                    “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Shares or any interest in any Shares; provided, however, that a merger or consolidation in which Stockholder or any of its Affiliates is a constituent corporation shall not be deemed to be the Transfer of any Shares Beneficially Owned by such Person (provided that a purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving Person to such merger or consolidation, if not Stockholder or such Affiliate, expressly assumes all obligations of Stockholder or such Affiliate, as the case may be, under this Agreement).

                    “Voting Stock” means shares of Common Stock and any other securities of the Company or its successor having the power to vote in the election of Directors of the Company or its successor.

                    Section 1.2. Interpretation. (a) The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

                    (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                    (c) For purposes of this Agreement, except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) references to this Agreement shall include a reference to all exhibits and schedules hereto; (ii) the words “hereof”, “herein” and “hereto”, and words of similar import, when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) references to the Preamble, Recitals, Articles, Sections or Schedules are to the preamble, recitals, articles, sections or schedules to this Agreement; (iv) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and shall not be construed to mean that the examples given are an exclusive list of the topics covered; (v) meanings specified in this Agreement are applicable to both the singular and plural forms of these terms and to the masculine, feminine and neuter genders, as the context requires; (vi) references to a Person include its successors and permitted assigns; (vii) references to any agreement, instrument or other document means such agreement, instrument or other document as amended, modified or supplemented from time to time, including by waiver or consent, and all attachments thereto and instruments incorporated therein; (viii) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (ix) references to any Law is a reference to that Law and the rules and regulations adopted or promulgated thereunder, in each case, as amended, modified or supplemented as of the date on which the reference is made, and all attachments thereto and instruments incorporated therein; (x) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section; (xi) references to times of day or dates are to local times or dates in New York, New York; and (xii) references to currency are references to the lawful money of the United States.

ARTICLE II

VOTING AGREEMENTS

                    Section 2.1. Voting Agreements. (a) Stockholder shall vote at every duly called annual or special meeting of stockholders of the Company, and at every postponement or adjournment thereof, or act by written consent for all of the Shares Beneficially Owned by it entitled to vote thereat: (i) in the manner recommended by the Board with respect to the election of any Director nominee or removal of any existing Director of the Board; and (ii) in favor of each matter required to effectuate any provision of this Agreement. Notwithstanding the foregoing, if Stockholder Beneficially Owns more than

30% of the outstanding Common Stock, Stockholder shall vote the number of shares Beneficially Owned by it in excess of 30% of the outstanding Common Stock in a manner proportionate to the holders of the Common Stock (other than Stockholder, stockholders of the Company Beneficially Owning more than 10% of the outstanding Common Stock and directors and officers of the Company) voting on such matter in connection with any election of any Director nominee or removal of any existing Director of the Board.

                    (b) Stockholder shall cause any and all Shares Beneficially Owned by it and entitled to Vote thereat to be present in person or represented by proxy at all annual and special meetings of stockholders of the Company to the extent necessary so that all Shares Beneficially Owned by it shall be counted as present for the purposes of determining the presence of a quorum at such meeting and to vote such shares in accordance with Section 2.1(a).

                    Section 2.2. Termination of Article II. This Article II shall terminate and be of no further effect at such time as the Shares Beneficially Owned by Stockholder no longer constitute at least 10% of the outstanding Common Stock. Notwithstanding the foregoing, the rights and obligations of Stockholder under this Article II shall survive a Fundamental Change to the extent that the Shares Beneficially Owned by Stockholder continue to constitute at least 10% of the total securities having the right to vote for the election of directors of the Survivor of a Fundamental Change; provided that, for all purposes of this Article II, if the Company is not the Survivor of a Fundamental Change, the board of directors of the Survivor of a Fundamental Change shall be substituted for the Board.

ARTICLE III

STANDSTILL

                    Section 3.1. Acquisition of Common Stock. (a) Except as provided in Sections 3.1(b) and 3.2, Stockholder covenants and agrees with the Company that it will not, and will cause its Affiliates and their respective directors and executive officers not to, directly or indirectly, Beneficially Own or acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group or otherwise, the Beneficial Ownership of, any shares of Common Stock other than the shares of Common Stock Beneficially Owned by Stockholder and its Affiliates and their respective directors and executive officers as of the date hereof (except by way of stock splits, stock dividends, stock reclassifications or other distributions, recapitalizations or offerings made available to and, if applicable, exercised on a pro rata basis by, holders of Common Stock generally).

                    (b) Notwithstanding the foregoing, the prohibition set forth in Section 3.1(a) shall not apply to (i) the acquisition (whether by merger, consolidation or otherwise) by Stockholder or an Affiliate thereof of any entity that Beneficially Owns shares of Common Stock at the time of the consummation of such acquisition, provided that in connection with any such acquisition Stockholder or its Affiliate, as the case may be, (A) divests the shares of Common Stock Beneficially Owned by the acquired entity at the time of the consummation of such acquisition (other than any shares of Common Stock acquired in the ordinary course activities of the acquired entity as contemplated by clause (ii) below) within a reasonable period of time after the consummation of such acquisition, and (B) if any annual or special meeting of shareholders is held prior to the disposition thereof, votes such shares on each matter presented at any annual or special meeting of the stockholders or by written consent in a manner proportionate to the holders of the Common Stock (other than Stockholder, stockholders of the Company Beneficially Owning more than 10% of the outstanding Common Stock, and directors and officers of the Company) voting on such matter or (ii) ordinary course activities of Stockholder and its Affiliates and their respective directors and executive officers, including (A) proprietary and third party fund and asset management activities, (B) brokerage and securities trading activities, (C) financial services and insurance activities and (D) the acquisition of shares of Common Stock in connection with securing or collecting a debt previously contracted in good faith; provided that the purpose of any such transaction is not to avoid the provisions of this Agreement.

                    (c) For the avoidance of doubt, this Agreement shall not be deemed to apply to any Common Stock owned or acquired by individuals who are officers or employees of the Company or any of its Subsidiaries or directors of the Company or any of its Subsidiaries.

                    Section 3.2. Certain Restrictions. (a) Except as required in connection with the execution, delivery or performance of this Agreement and as otherwise required, permitted or contemplated by this Agreement or any other Transaction Agreement (including with respect to any Transfer permitted pursuant to Section 4.2(a)), Stockholder agrees not to, and to cause each of its Affiliates and its and their respective directors and executive officers not to, directly or indirectly, alone or in concert with others, without express authorization of the Company:

                    (i) effect, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other Person to effect, initiate, propose or otherwise solicit any stockholder proposal;

                    (ii) (A) propose or seek to effect a Change of Control of the Company by way of merger, consolidation, recapitalization, reorganization, sale, lease, exchange, pledge or other disposition of substantially all assets of the Company and the Company Subsidiaries or other business combination involving, or a tender or exchange offer for securities of, the Company or any of the Company Subsidiaries or any material portion of the business or assets of the Company or any of the Company Subsidiaries or any other type of transaction that would otherwise result in a Change of Control of the Company (any such action described in this clause (A), a “Company Transaction Proposal”), (B) seek to exercise any control or influence over the management of the Company or the Board or any of the businesses, operations or policies of the Company or (C) present to the Company’s stockholders or any third party any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal;

                    (iii) solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a “participant” in a “solicitation”, or assist any “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other Person to take any such actions, or seek to advise, encourage or influence any other Person with respect to the voting of (or the execution of a written consent in respect of) shares of Common Stock or grant a proxy with respect to the voting of (or execution of a written consent in respect of) shares of Common Stock to any Person other than an officer or agent of Stockholder or the Company;

                    (iv) form, join in or in any other way (including by deposit of Common Stock) participate in a partnership, pooling agreement, syndicate, voting trust or other Group (other than a Group comprised solely of Stockholder, its Affiliates and its Permitted Transferees) with respect to Common Stock, or enter into any agreement or arrangement or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Common Stock, other than in respect of any agreement or arrangement with the FRBNY or any other Person as directed by the FRBNY or the U.S. Department of the Treasury;

(v) take any action which might cause the Company to be required to make a public announcement regarding any of the types of matters set forth in (i) through (iv) above;

(vi) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(vii) request, or induce or encourage any other Person to request, that the Company amend or waive any of the provisions of this Agreement.

                    (b) Notwithstanding the foregoing restrictions, if, at any time, (i) the Company has entered into a definitive agreement, the consummation of which would result in a Fundamental Change or (ii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Fundamental Change, then the limitations set forth in Section 3.2 shall not be applicable to Stockholder for so long as the conditions described in this Section 3.2(b) continue.

                    Section 3.3. Termination of Article III. This Article III shall terminate and be of no further effect at such time as the Shares Beneficially Owned by Stockholder no longer constitute at least 10% of the outstanding Common Stock.

ARTICLE IV

TRANSFER RESTRICTIONS

                    Section 4.1. General Transfer Restrictions. The right of Stockholder to Transfer any Shares is subject to the restrictions set forth in this Article IV, and no Transfer of Shares by Stockholder may be effected except in compliance with this Article IV. Any attempted Transfer in violation of this Agreement shall be of no effect and shall be null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

                    Section 4.2. Restrictions on Transfer. (a) Without the prior written consent of the Company as approved by the Board, Stockholder shall not Transfer any Shares except as expressly permitted by, and in compliance with, the following provisions of this Section 4.2(a):

                    (i) Stockholder may Transfer any or all of the Shares (A) to the Company or any of its Subsidiaries, (B) pursuant to any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of any of the Company’s Voting Stock, (C) in connection with any Public Offering, provided that the underwriters or placement agent in such Public Offering implement reasonable protections to the extent practicable so that such Public Offering will not be made to, and would not reasonably facilitate the acquisition of Common Stock by, a Person or Group who after such Public Offering would Beneficially Own more than 10% of the Common Stock, (D) to any other Person or Group to the extent such Person or Group would not, to the knowledge of Stockholder after due inquiry (it being understood that due inquiry shall not be required in circumstances where the purchaser in a sale transaction is not reasonably identifiable, such as in a “brokers’ transaction”, as defined in Rule 144 under the Securities Act), upon completion of a Transfer of Shares by Stockholder Beneficially Own more than ten percent (10%) of the outstanding Common Stock or (E) to any other Person or Group approved by, or that acquires shares of Common Stock in connection with any transaction approved or recommended by, the Board.

                    (ii) Stockholder may Transfer any or all of the Shares to any Permitted Transferee; provided that such Permitted Transferee (unless such Permitted Transferee is the FRBNY or the U.S. Department of the Treasury) (A) executes a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof, and (B) agrees that the representations, covenants and other agreements made by Stockholder herein shall be deemed to have been made by such Permitted Transferee. Upon any such Transfer, the Permitted Transferee shall be entitled to the same rights, and subject to the obligations and restrictions, contained herein applicable to Stockholder at the time of such Transfer. For purposes of calculating the Shares Beneficially Owned by Stockholder at any time in accordance with this Agreement, any Shares Transferred to any Permitted Transferee in accordance with this Section 4.2(a)(ii) shall be included in such calculation.

                    (iii) Stockholder may make a bona fide pledge of any or all of the Shares to (A) the FRBNY or any other Person as directed by the FRBNY or the U.S. Department of the Treasury with respect to any agreement or arrangement between Stockholder and its Affiliates, on the one hand, and the FRBNY or any other Person as directed by the FRBNY or the U.S. Department of the Treasury, on the other hand, and (B) any bank or financial institution (“Banks”, and together with the FRBNY and the Persons referred to in clause (A) above, “Lenders”) solely for the purpose of securing bona fide indebtedness for borrowed money (a “Secured Loan”), and such Lenders may execute a bona fide foreclosure upon any Shares so pledged upon the terms and subject to the conditions set forth in any agreements concerning such pledge. For the avoidance of doubt, any pledge or other contractual encumbrance or foreclosure resulting from any such Secured Loan or arrangement with the FRBNY or any other Person referred to in clause (A) above (including an obligation to repay such Secured Loan or other obligation with the proceeds of any Transfer of, or dividend or distribution on, the Shares) shall not be deemed to be a Transfer associated with the Shares.

                    (b) This Section 4.2 shall terminate and be of no further effect (i) at such time as the Shares Beneficially Owned by Stockholder no longer constitute at least 10% of the outstanding Common Stock or (ii) or upon the occurrence of a Fundamental Change.

                    Section 4.3. Securities Act. (a) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Common Stock in order to implement the restrictions on Transfer set forth in Section 4.2. In connection with any Transfer of Shares other than (x) a Transfer pursuant to a Public Offering or (y) a sale pursuant to Rule 144 under the Securities Act, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request in respect of compliance of such Transfer with applicable securities registration requirements.

                    (b) Subject to the requirement of applicable Law, Stockholder will not be subject to the Company’s trading policies requiring pre-clearance or limiting trading to specified dates and Stockholder acknowledges its obligation hereunder not to Transfer Shares in contravention of applicable Law, including each of Section 10(b) of and Rule 10b-5 under the Exchange Act.

ARTICLE V

COVENANTS AND OTHER MATTERS

                    Section 5.1. Other Agreements. In addition to the specific agreements, documents and instruments described in this Agreement, the parties agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to consummate and make effective the transactions contemplated by this Agreement.

                    Section 5.2. Actions Requiring Consent. For as long as the Shares Beneficially Owned by Stockholder constitute at least 10% of the outstanding Common Stock, the Company must obtain Stockholder’s written consent before:

                    (a) entering into any agreement or arrangement or taking any other action that (i) restricts the ability of Stockholder or its Affiliates to acquire or Beneficially Own shares of Common Stock or to Transfer the Shares in a manner not otherwise prohibited by the terms of this Agreement, (ii) is inconsistent or conflicts with the Company’s ability to perform its obligations under this Agreement or any other Transaction Agreements or the transactions contemplated hereby or thereby or (iii) is inconsistent or conflicts with the rights or obligations of Stockholder under this Agreement; or

                    (b) amending, modifying or repealing (whether by merger, consolidation, conversion or otherwise) any provision of the Restated Certificate of Incorporation or Bylaws of the Company that implements or supports Stockholder’s rights under this Agreement or any other Transaction Agreement or adopting any provisions inconsistent herewith or therewith.

                    Section 5.3. Indemnification. (a) Each of AIG and AHAC shall indemnify, defend and hold harmless the Company and its Representatives (collectively, the “Company Indemnified Parties”), severally and not jointly, against, and reimburse any Company Indemnified Party for, all Losses that such Company Indemnified Party may at any time suffer or incur, or become subject to as a result of or in connection with:

(i) the inaccuracy or breach of any representation or warranty made by it in this Agreement; or

(ii) any breach or failure by it to perform any of its covenants or obligations contained in this Agreement.

                    (b) The Company shall indemnify, defend and hold harmless AIG, AHAC, and their respective Representatives (collectively, the “AIG Indemnified Parties”) against, and reimburse any AIG Indemnified Party for, all Losses that such AIG Indemnified Party may at any time suffer or incur, or become subject to as a result of or in connection with:

(i) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement; or

(ii) any breach or failure by the Company to perform any of its covenants or obligations contained in this Agreement.

                    (c) Claims for indemnification under this Section 5.3 shall be made pursuant to the procedures set forth in section 8.04 and section 8.05 of the Separation Agreement.

                    (d) Except for the rights any AIG Indemnified Party or Company Indemnified Party is or becomes entitled to under Law or under the Restated Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries and for injunctive and provisional relief (including specific performance) provided for in Section 7.11, each party hereto acknowledges and agrees that the indemnification provisions of this Section 5.3 shall be the sole and exclusive remedies of the parties hereto for any breach of the representations or warranties or any breach or failure by the other party to perform any of its covenants or obligations hereunder.

                    Section 5.4. Information Rights. The Company will deliver to an officer designated by Stockholder copies of all materials and other information sent to the Board (and any committee thereof) of the Company and to the board of directors of any Company Subsidiary (and any committee thereof) at the same time as such materials are sent to the Directors of the Company and the directors of any Company Subsidiary, or any of their respective committees, in their respective capacities as directors of the Company or any Company Subsidiary, except as prohibited by applicable Law; provided that any such information shall be subject to the terms of Section 3.17 of the Separation Agreement as if the Company or a Company Subsidiary provided such information directly to Stockholder or any of its Affiliates. Notwithstanding the foregoing, Stockholder shall not be entitled to any information (1) that is sent to the Board of the Company (or any committee thereof) or the board of directors of any Company Subsidiary (or any committee thereof) relating to any matter or transaction to which Stockholder is a party or otherwise “interested” and (2) that is sent solely to a committee thereof required by Law, Self-Regulatory Organization or advice of counsel to be comprised solely of Independent Directors.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

                    Section 6.1. Representations and Warranties of AIG and AHAC. Each of AIG and AHAC hereby represents and warrants, severally and not jointly, to the Company as follows:

                    (a) Incorporation and Authority of AIG and AHAC. AIG is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. AHAC is an insurance company duly organized, validly existing and in good standing under the Laws of the State of New York. It has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. It has duly and validly authorized the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly and validly authorized by it and no other proceedings on its part are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                    (b) Enforceability. This Agreement has been duly and validly executed by it and, assuming due authorization, execution and delivery by the Company constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of it, enforceable against it in accordance with the terms hereof, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (c) Consents and Approvals. Except as set forth on Schedule 6.1(c), no consent, approval, waiver, authorization, notice or filing is required to be obtained by it from, or to be given by it to, or made by it with, any Governmental Authority or any other Person, in connection with the execution, delivery and performance by it of this Agreement.

                    (d) Non-Contravention. The execution, delivery and performance by it of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of its Organizational Documents; (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 6.1(c), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of it under, or result in a loss of any benefit to which it is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon its assets and properties; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 6.1(c) or required to be made or obtained by the Company, violate, or result in a breach of, or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which it is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay its ability to perform its obligations hereunder.

                    (e) Disclaimer. Except for the representations and warranties contained in this Section 6.1, it does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to it, any of its Affiliates, this Agreement or the transactions contemplated by this Agreement.

                    Section 6.2. Representations and Warranties of the Company. The Company hereby represents and warrants to AIG and AHAC as follows:

                    (a) Incorporation and Authority of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. The Company has duly and validly authorized the execution and delivery of this Agreement to which it is a party, and the consummation of the transactions contemplated hereby has been duly and validly authorized by the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company.

                    (b) Enforceability. This Agreement has been duly and validly executed by the Company and, assuming due authorization, execution and delivery by AIG and AHAC, constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (c) Consents and Approvals. Except as set forth on Schedule 6.2(c), no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Company from, or to be given by the Company to, or made by the Company with, any Governmental Authority or other Person, in connection with the execution, delivery and performance by the Company of this Agreement.

                    (d) Non-Contravention. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the Organizational Documents of the Company; (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 6.2(c), to the Knowledge of the Company, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Company under, or result in a loss of any benefit to which the Company is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon the assets and properties of the Company; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings set forth on Schedule 6.2(c) or required to be made or obtained by AIG or any of its Affiliates, to the Knowledge of the Company, violate or result in a breach of or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which the Company is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay the Company’s ability to perform its obligations hereunder.

                    (e) Disclaimer. Except for the representations and warranties contained in this Section 6.2, the Company does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to the Company or any of the Company Subsidiaries, this Agreement or the transactions contemplated by this Agreement.

ARTICLE VII

MISCELLANEOUS AND GENERAL

                    Section 7.1. Termination. This Agreement shall terminate, except for this Article VII and Section 5.3, which shall survive such termination, upon the earlier of: (i) the date the Shares Beneficially Owned by Stockholder cease to constitute at least 10% of the outstanding Common Stock or

(ii) written consent of the parties hereto (the “Termination Date”). For the avoidance of doubt, after the Termination Date no party shall have any liability of any kind to any other party under this Agreement, except with respect to Section 5.3.

                    Section 7.2. Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with section 9.01 of the Separation Agreement.

                    Section 7.3. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provisions of this Agreement, and no giving of any consent provided for hereunder, shall be effective against the Company or Stockholder unless such modification, amendment, waiver or consent is approved by (i) a majority of the Directors then in office or (ii) any committee thereof formed solely for the purpose of reviewing and approving transactions or agreements between the Company and the Company Subsidiaries, on the one hand, and Stockholder and its Affiliates, on the other hand. In addition to the foregoing, no provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by all of the parties hereto, and no provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

                    Section 7.4. Counterparts. This Agreement shall be effective upon delivery of original signature pages or electronic copies thereof executed by each of the parties. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

                    Section 7.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT, AND ALL CLAIMS AND DEFENSES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. Each of the parties irrevocably and unconditionally:

                    (i) submits for itself and its property to the exclusive jurisdiction of the courts of the State of Delaware (and any appeals court therefrom) in any Action directly or indirectly arising out of or relating to this Agreement or the formation, breach, termination or validity of this Agreement, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined solely in Delaware state court;

                    (ii) consents to jurisdiction over the Person of such parties and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.6 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof;

                    (iii) consents that any such Action may and shall be brought in such court and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in such court or that such court is an inconvenient forum for the Action and agrees not to assert, plead or claim the same;

(iv) agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets;

(v) irrevocably waives any right to remove any such Action from the Delaware Court of Chancery to any federal court;

                    (vi) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 7.6; and

(vii) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.

                    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                    Section 7.6. Notices. All notices, requests, instructions, demands or other communications to be given under this Agreement shall be given in accordance with section 9.02 of the Separation Agreement.

                    Section 7.7. Entire Agreement. This Agreement, together with the agreements and other documents and instruments referred to herein or annexed hereto, constitute the entire agreement among the parties hereto, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement.

                    Section 7.8. No Third Party Beneficiaries. Except as provided in Section 5.3 with respect to Company Indemnified Parties and AIG Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is not intended to, and does not, confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason hereunder.

                    Section 7.9. Confidentiality. Stockholder agrees that any information provided to it hereunder is confidential and shall only be disclosed by it to any other Person in accordance with Section 3.17 of the Separation Agreement.

                    Section 7.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity, illegality or unenforceability of any provision hereto shall not affect the validity, legality or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

                    Section 7.11. Specific Performance; No Special Damages. (a) The parties acknowledge and agree that in the event that any of the provisions of this Agreement are not performed in accordance with its specific terms or are otherwise breached, irreparable damage would occur for which monetary damages would not be an adequate remedy. The parties further acknowledge and agree that, in addition to any other remedy to which such party is entitled to at Law or in equity, the parties shall be entitled to enforce the terms of this Agreement by decree of specific performance, without the necessity of proving the inadequacy of monetary damages or of posting bond or other undertaking, as a remedy and to obtain injunctive relief against any breach or threatened breach hereof. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto waives the defense or counterclaim that there is an adequate remedy at Law.

                    (b) Each party (i) agrees that there shall be no special, consequential, indirect or incidental damages, exemplary, punitive or multiple damages connected with or resulting from any breach of this Agreement, or actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort, breach of warranty, strict liability, statute, operation of law or any other theory of recovery, except to the extent such damages are actually incurred by a party hereunder to a third party, and (ii) hereby waives any rights to claim such damages.

                    Section 7.12. Assignment. (a) Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto except as and to the extent expressly provided for in this Agreement; provided, however, that no such assignment shall release the Company or Stockholder from any liability or obligation under this Agreement. Any attempted assignment in violation of this Section 7.12 shall be void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                    Section 7.13. Effective Time. This Agreement shall become effective on the First Time of Delivery if at such time the Shares Beneficially Owned by Stockholder constitute at least 10% of the outstanding Common Stock. If the Shares Beneficially Owned by Stockholder at the First Time of Delivery do not constitute at least 10% of the outstanding Common Stock, this Agreement will be of no force or effect.

[Next page is the signature page.]

                    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Philip M. Jacobs

	Name:	Philip M. Jacobs
	Title:	Senior Vice President – Divestitures

AMERICAN HOME ASSURANCE COMPANY

By	/s/ Robert S. H. Schimek

	Name:	Robert S. H. Schimek
	Title:	Chief Financial Officer, Senior
Vice President and Treasurer

TRANSATLANTIC HOLDINGS, INC.

By	/s/ Robert F. Orlich

	Name:	Robert F. Orlich
	Title:	Chairman, President and Chief
Executive Officer